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EXHIBIT 23.2

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CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Registration Statement of our report dated April 16, 2001, except as to Note 21 which is dated May 30, 2001 relating to the consolidated financial statements of USURF America, Inc. and Subsidiaries, and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/POSTLETHWAITE & NETTERVILLE, CPAs

Baton Rouge, LA

May 31, 2001